As submitted to the Securities and Exchange Commission on July 11, 2022 .

Registration No. 333-262505

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

AMENDMENT NO. 6 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDI CORP.

________________________________

ENDI CORP.

(Exact Name of Registrant as Specified in Its Charter)

________________________________

Delaware	6282	87-4284605
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1806 Summit Ave, Ste 300

Richmond, VA 23230
(434) 336-7737

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

________________________________

ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Nevada	6282	88-0397234
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1806 Summit Ave, Ste 300

Richmond, VA 23230
(434) 336-7737

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

________________________________

Steven Kiel
Executive Chairman

1806 Summit Ave, Ste 300 Richmond, VA 23230
(434) 336-7737

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

___________________________________

Copies to:

Matthew W. Mamak, Esq. Alston & Bird LLP 90 Park Avenue New York, NY 10016 (212) 210-1256	Nick Katsanos, Esq. Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200	Linda Giunta Michaelson, Esq. Lindsay H. Ferguson, Esq. Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, CA 90067-6017 (310) 228-3700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective and upon the satisfaction or waiver of all other conditions to consummation of the mergers described herein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Amendment No. 6 to the registration statement on Form S-4 (File No. 333-262505) (the “Registration Statement”) is being filed as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits to the Registration Statement are listed in the Exhibit Index below and incorporated by reference herein.

Exhibit Index

Exhibit Number	Description

2.1

Agreement and Plan of Merger between Enterprise Diversified, Inc., CrossingBridge Advisors LLC, Cohanzick Management LLC, and Zelda Merger Sub 1, Inc. and Zelda Merger Sub 2, LLC, dated as of December 29, 2021 (included as Annex A to this joint proxy statement/prospectus). (1)

2.2

Amendment No. 1 to the Merger Agreement, dated June 3, 2022, by and among ENDI Corp., Enterprise Diversified, Inc., Zelda Merger Sub 1, Inc., Zelda Merger Sub 2, LLC, CrossingBridge Advisors, LLC and Cohanzick Management, L.L.C. (f)

3.1(i)	Articles of Incorporation of ENDI, dated December 17, 1992. (a)
3.1(ii)	Amended Articles of Incorporation of ENDI, dated July 29, 1998. (a)
3.1(iii)	Amended Articles of Incorporation of ENDI, dated October 26, 1998. (a)
3.1(iv)	Amended Articles of Incorporation of ENDI, dated July 14, 1999. (a)
3.1(v)	Amended Articles of Incorporation of ENDI, dated July 28, 1999. (a)
3.1(vi)	Certificate of Amendment to the Articles of Incorporation of ENDI, dated January 23, 2018. (b)
3.1(vii)	Certificate of Change of ENDI Pursuant to Nevada Revised Statutes Section 78.209, dated June 1, 2018. (c)
3.1(viii)	Certificate of Amendment to the Articles of Incorporation of ENDI, dated June 1, 2018. (d)
3.2(i)	Bylaws of ENDI, dated December 17, 1992. (a)
3.2(ii)	Amended Bylaws of ENDI, dated January 28, 2015. (e)
3.3	Certificate of Incorporation of New Parent, dated December 23, 2021.*
3.4	Bylaws of New Parent, dated December 23, 2021.*
3.5	Form of Amended and Restated Certificate of Incorporation of New Parent.*
3.6	Form of Amended and Restated Bylaws of New Parent.*
4.1	Form of W-1 Warrants of New Parent.*
4.2	Form of W-2 Warrants of New Parent.*
4.3	Form of Specimen Common Stock Certificate of New Parent.
5.1	Opinion of Alston & Bird LLP regarding the validity of the securities.*
8.1	Opinion of Seward & Kissel LLP regarding certain tax matters.*
10.1	Form of Additional Purchase Subscription Agreement between New Parent and each purchaser party signatory thereto.*
10.2	Form of Voting Agreement between New Parent, the CBA Member and the individual or entity signatory thereto.*
10.3	Voting and Support Agreement, dated December 29, 2021, by and between Enterprise Diversified, Inc. and the parties signatory thereto. (1)
10.4	Form of Stockholder Agreement by and between New Parent and Cohanzick Management, LLC.*
10.5	Form of Services Agreement by and between CBA and the CBA Member.*
10.6	Form of Registration Rights Agreement by and between New Parent and the CBA Member.*
10.7	Amended and Restated Employment Agreement by and between CBA and David Sherman, dated June 3, 2022.*
21.1	Enterprise Diversified Inc. list of Subsidiaries. (2)
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).*
23.2	Consent of Seward & Kissel LLP (included in Exhibit 8.1).*
23.3	Consent of Brown, Edwards & Company, L.L.P. regarding use of its report in ENDI’s financial statements. *
23.4	Consent of Raines & Fischer LLP regarding use of its report in CBA’s financial statements. *
23.5	Consent of Brown, Edwards & Company, L.L.P. regarding use of its report in CBA’s financial statements. *
24.1	Power of Attorney (included on the signature pages to this Registration Statement).*
99.1	Form of Proxy Card.
99.2	NRS Sections 92A.300 to 92A.500 (included as Annex B to this joint proxy statement/prospectus).*
99.3	Consent of Empire Valuation Consultants, LLC.*
107	Filing Fee Table.*

* Previously filed.

(1) Filed as an exhibit to ENDI’s Form 8-K filed with the Securities Exchange Commission on December 29, 2021, and incorporated herein by reference.

(2) Filed as an exhibit to ENDI’s Form 10-K filed with the Securities Exchange Commission on March 29, 2021, and incorporated herein by reference.

(a) Filed as an exhibit to ENDI’s Form-10SB, as amended, initially filed with the Securities and Exchange Commission on October 22, 1999, and incorporated herein by reference.

(b) Filed as Exhibit 3.1 to ENDI’s Form 8-K Amendment No. 1 filed with the Securities and Exchange Commission on January 24, 2018, and incorporated herein by reference.

(c) Filed as Exhibit 3.1 to ENDI’s Form 8-K filed with the Securities and Exchange Commission on June 7, 2018, and incorporated herein by reference.

(d) Filed as Exhibit 3.2 to ENDI’s Form 8-K filed with the Securities and Exchange Commission on June 7, 2018, and incorporated herein by reference.

(e) Filed as an exhibit to ENDI’s Form 8-K filed with the Securities and Exchange Commission on January 28, 2015, and incorporated herein by reference.

(f) Filed as an exhibit to ENDI’s Form 8-K filed with the Securities Exchange Commission on June 8, 2022, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on this 11th day of July 2022 .

Enterprise Diversified Inc.

By:	/s/ Steven L. Kiel
Steven L. Kiel
Executive Chairman (Principal Executive Officer)

By:	/s/ Alea A. Kleinhammer
Alea A. Kleinhammer
Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Enterprise Diversified Inc., hereby severally constitute and appoint Steven L. Kiel and Alea A. Kleinhammer, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Steven L. Kiel	Executive Chairman and Director	July 11, 2022
Steven L. Kiel

/s/ Alea A. Kleinhammer	Chief Financial Officer and Director	July 11, 2022
Alea A. Kleinhammer

/s/ Jeremy K. Deal	Vice Chairman and Director	July 11, 2022
Jeremy K. Deal

/s/ Thomas Braziel	Director	July 11, 2022
Thomas Braziel

/s/ Keith D. Smith	Director	July 11, 2022
Keith D. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on this 11th day of July 2022 .

ENDI Corp.

By:	/s/ Steven L. Kiel
Steven L. Kiel
Principal Executive Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

I, the undersigned director and officer of ENDI Corp., hereby severally constitute and appoint Steven L. Kiel, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Steven L. Kiel	Principal Executive Officer and Director	July 11, 2022
Steven L. Kiel